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                                                               Exhibit 99.1

[THE HARTFORD LOGO]                          News Release
                                             Hartford Plaza o Hartford, CT 06115

Date:          July 8, 2003
For Release:   Upon Receipt
Contact:       Media                                 Investors
               -----                                 ---------
               Joyce Willis                          Hans Miller
               860/547-4951                          860/547-2751
               jwillis@thehartford.com               hmiller@thehartford.com
               -----------------------               -----------------------

               Cynthia Michener                      Mike Lesperance
               860/547-5624                          860/547-6781
               cynthia.michener@thehartford.com      michael.lesperance@thehartford.com
               --------------------------------      ----------------------------------
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                        The Hartford Sells Senior Notes

HARTFORD, Conn. - The Hartford Financial Services Group, Inc. (NYSE: HIG) today announced that it has sold $320 million aggregate principal amount of its 4.625 percent senior notes due July 15, 2013, in an offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The Hartford intends to use the net proceeds from the offering, plus available cash, to redeem the remaining
$320 million of its outstanding 7.70 percent trust preferred securities on September 30, 2003.

     This notice does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any other securities. The notes are only offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act or to investors outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act.

     The Hartford is one of the nation's largest investment and insurance companies, with 2002 revenues of $16.4 billion. The company is a leading provider of investment products, life insurance and group benefits; automobile and homeowners products; and business property and casualty insurance.

            The Hartford's Internet address is www.thehartford.com.
                                               --------------------

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Some of the statements in this release may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.
We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include those discussed in our Quarterly Reports on Form 10-Q, our 2002 Annual Report on Form 10-K and the other filings we make with the Securities and Exchange Commission. We assume no obligation to update this release, which speaks as of the date issued.